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                                                                    Exhibit 16


January 16, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Ark Restaurants Corp.'s Form 8-K/A dated January 16, 2004, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

Parsippany, New Jersey